UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 17, 2007
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

Exhibit 10.1	Todd Weyhrich Employment Agreement dated August 16, 2007.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2007, Burlington Coat Factory Warehouse Corporation, a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc., (the “Company”) entered into an agreement to employ Todd Weyhrich, as Chief Accounting Officer beginning August 21, 2007.  Also, on August 17, 2007, Thomas Fitzgerald, Chief Financial Officer announced that he is leaving the Company to serve as Chief Operating Officer of a specialty retailer.  Upon commencement of employment, Mr. Weyhrich will also serve as the Company’s interim Chief Financial Officer.

Most recently, Mr. Weyhrich served as Chief Financial Officer of Arby’s Restaurant Group, Inc. from May 2004 to June 2006.   From February 2003 to April 2004, he served as Senior Vice President – Merger Integration of The Sports Authority and served as Senior Vice President – Controller and Logistics of The Sports Authority from February 2001 to February 2003.  Prior to that, Mr. Weyhrich was Senior Vice President – Finance from 2000 to 2001 and Vice President – Controller from 1995 to 2000 of Pamida Holdings Corporation, which became a wholly-owned subsidiary of ShopKo Stores, Inc. in July 1999.  Prior to that, Mr. Weyhrich served in various capacities, most recently as Audit Senior Manager, with Deloitte & Touche LLP from 1985 to 1995.

Mr. Weyhrich’s employment is governed by an employment agreement entered into on August 16, 2007 by and between the Company and Mr. Weyhrich (the “Agreement”).  The Agreement provides for an initial term of one year and automatically renews for successive one year terms on each anniversary date unless the Company gives notice of non-extension 90 days prior to the anniversary date.  The Agreement provides for a minimum annual base salary of $350,000, which base salary may be increased at the discretion of the board of directors or a committee thereof.   Mr. Weyhrich is also eligible to participate in the Company's medical benefit and retirement plans, and is subject to the Company's policies with respect to business expense reimbursement, on the same basis as other senior executives.   Provided Mr. Weyhrich remains employed by the Company through the one year anniversary of his commencement date, Mr. Weyhrich also will become eligible to be  reimbursed for certain relocation, home selling costs and temporary housing expenses.  The Agreement also provides that Mr. Weyhrich will be subject to a covenant not to compete and a covenant not to solicit employees, customers, suppliers, licensee, service providers or any other business relation of the Company at all times while employed and for up to one year after his termination of employment, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

The agreement also provides that Mr. Weyhrich is eligible to participate in the Company’s Senior Management Bonus Plan beginning after his one year anniversary.  If he remains continuously employed by the Company through August 21, 2008, he shall then become eligible for a bonus of not less than $140,000.  If Mr. Weyhrich voluntarily leaves the Company within 18 months of the date of commencement of employment, the Company has the right to be reimbursed for all paid moving and relocation benefits provided to Mr. Weyhrich, except for air travel expenses.  Additionally, Mr. Weyhrich will receive an option grant of 12,500 units of the securities of Burlington Coat Factory Holdings, Inc. upon commencement of employment and an additional option grant of 7,500 units of such securities if he is appointed Chief Financial Officer of the Company.

Item 9.0.1.	Financial Statements and Exhibits.

(d)	Exhibits

10.1   Todd Weyhrich Employment Agreement dated August 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on August 17, 2007.

Burlington Coat Factory Investments Holdings, Inc.
                                                                               (Registrant)

By:  /s/:   Paul Tang
                                                   Paul Tang
                                                                   Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit  10.1  Todd Weyhrich Employment Agreement dated August 16, 2007.